Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended March 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$7,523,851
Unrealized Gain (Loss) on Market Value of Futures	(4,445,956)
Dividend Income	1,101
Interest Income	2,557
ETF Transaction Fees	1,750
Total Income (Loss)	$3,083,303

Expenses
Investment Advisory Fee	$85,647
Brokerage Commissions	8,485
NYMEX License Fee	2,141
Non-interested Directors' Fees and Expenses	1,421
Prepaid Insurance Expense	849
SEC & FINRA Registration Expense	775
Other Expenses	20,238
Total Expenses	119,556
Expense Waiver	(14)
Net Expenses	$119,542
Net Income (Loss)	$2,963,761

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 3/1/12	$159,603,485
Additions (200,000 Units)	11,105,040
Withdrawals (150,000 Units)	(8,678,333)
Net Income (Loss)	2,963,761

Net Asset Value End of Month	$164,993,953
Net Asset Value Per Unit (2,900,000 Units)	$56.89

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended March 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502